UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2022

BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-14959

Wisconsin	39-0178960
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of principal executive offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Nonvoting Common Stock, par value $0.01 per share	BRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 or the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 (c)	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 5, 2022, Brady Corporation (the “Company”) announced that Olivier Bojarski has been appointed President - Identification Solutions, effective August 25, 2022 (the “Hire Date”).
Mr. Bojarski, age 43, joins the Company after 6 years at Belden Incorporated, a manufacturer of networking, connectivity and cable solutions. While at Belden, Mr. Bojarski served as Executive Vice President of the Broadband and 5G business with global responsibility for connectivity and cable solutions sold into the wireline and wireless broadband markets. Prior to joining Belden in 2016, he was General Manager of a business unit consisting of three global infrastructure businesses within the electrification division of ABB Ltd. Before joining ABB Ltd., Mr. Bojarski held a number of positions of increasing responsibility at Panduit Corporation.
There are no arrangements or understandings between Mr. Bojarski and any other persons pursuant to which he was selected as an officer of the Company, he has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The Company entered into an employment offer letter dated August 3, 2022 with Mr. Bojarski (the “Offer Letter”). The Offer Letter provides that Mr. Bojarski will receive an annual base salary of $440,000, with eligibility for a target annual bonus at 75% of base salary, a recommendation for a fiscal 2024 annual equity award with a grant date value of $682,000, a cash sign-on bonus of $200,000, and will participate in the Company’s equity incentive and other benefit plans on a basis similar to other executive officers, including an automobile allowance. The Offer Letter further provides that Mr. Bojarski will receive a sign-on award of time-based restricted stock units (“RSUs”) with a grant date value of $600,000, to be granted on the Hire Date. The RSU award will vest in equal increments upon the first, second and third anniversaries of the grant date. Mr. Bojarski will have a Company share ownership requirement equal to three times his base salary. Pursuant to the terms of the Offer Letter, Mr. Bojarski will receive a reimbursement, not to exceed $200,000, for relocation expenses.
A copy of the press release announcing Mr. Bojarski’s appointment is being furnished to the Securities and Exchange Commission as Exhibit 99.1 attached hereto, and is incorporated herein by reference. The foregoing descriptions of the Offer Letter and Non-Compete and Non-Disclosure Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Employment Offer Letter between the Company and Mr. Bojarski dated as of August 3, 2022.

10.2	Employee Non-Compete and Non-Disclosure Agreement between the Company and Mr. Bojarski dated as of August 3, 2022.

99.1	Press Release of Brady Corporation, dated August 5, 2022, relating to the appointment of Olivier Bojarski as President - Identification Solutions.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION

Date: August 5, 2022

/s/ AARON J. PEARCE
Aaron J. Pearce
Chief Financial Officer and Treasurer